UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2012, UniTek Global Services, Inc. (“UniTek”), and its wholly owned subsidiary, DirectSat USA, LLC, a Delaware limited liability company (“DirectSat”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of September 14, 2012, with Skylink, LTD., an Ohio limited liability company (“Skylink”), and Mr. John Larbus, an individual resident of Ohio (“Larbus” and, collectively with Skylink, the “Sellers”). Pursuant to the Asset Purchase Agreement and subject to the conditions set forth therein, DirectSat purchased substantially all of the assets of Skylink relating to its business of conducting video, internet and multi-dwelling unit fulfillment/installation for satellite television companies in various markets in Indiana, Ohio and West Virginia (the “Acquisition”).

In accordance with the Asset Purchase Agreement, UniTek has agreed to pay Skylink an aggregate purchase price of up to $23.5 million, subject to certain conditions and adjustments as set forth in the Agreement, consisting of a cash payment at closing of $14 million and earnout payments of up to $9.5 million (the “Earnout Payments”). The Earnout Payments are expected to be $3.5 million payable in December 2012 and up to $6.0 million payable no later than May 31, 2013, with a minimum payment at that date of $4.0 million.

The right to the Earnout Payments is evidenced by and subject to an earnout confirmation agreement, also dated September 14, 2012 (the “Earnout Confirmation Agreement”). The Earnout Confirmation Agreement provides that if the Earnout Payments are not paid when due, the Earnout Payments may, subject to the terms, conditions and limitations of the Earnout Confirmation Agreement, be converted into shares of UniTek common stock, par value $0.00002 per share (the “Common Stock”), which shares of Common Stock will be valued at the volume-weighted average of the closing prices of the Common Stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the applicable conversion date.

UniTek, DirectSat and the Sellers have made customary representations, warranties, and covenants in the Asset Purchase Agreement. Copies of the Asset Purchase Agreement and Earnout Confirmation Agreement are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the Asset Purchase Agreement and Earnout Confirmation Agreement are qualified in their entireties by reference to the full text of such agreements, which is incorporated herein by reference.

In connection with funding the Acquisition, UniTek has exercised its right to increase by $15 million the amount of its existing term loan under that certain Credit Agreement (the “Term Loan Agreement”) by and among UniTek, the several banks and other financial institutions or entities from time to time parties to the Term Loan Agreement, FBR Capital Markets LT, Inc., as documentation agent, as syndication agent and as administrative agent. This increase did not result in any change to the interest rate, maturity date or terms of the Term Loan Agreement. The parties entered into a First Amendment to the Term Loan Agreement (the “Term Loan Amendment”) to modify the prepayment fee under the Term Loan Agreement. Also in connection with the Acquisition, UniTek entered into a First Amendment to Revolving Credit and Security Agreement (the “Revolver Amendment”) with PNC Bank, N.A., as agent, and the other lenders party to the Revolving Credit and Security Agreement dated as of April 15, 2011. The Revolver Amendment provides the consent of such lenders to the Acquisition and increases the Letter of Credit Sublimit in the Revolving Credit and Security Agreement from $25 million to $35 million. The Revolver Amendment did not result in any change to the interest rate, maturity date or other terms of the Revolving Credit and Security Agreement.

Copies of the Term Loan Amendment and Revolver Amendment are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the Term Loan Amendment and Revolver Amendment are qualified in their entireties by reference to the full text of such amendments, which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 14, 2012, the parties thereto consummated the transactions contemplated by the Agreement. A portion of the consideration was obtained by borrowings under the debt refinancing disclosed above under Item 1.01 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in the last two paragraphs under Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As stated in Item 1.01 above, up to $9.5 million of the purchase price in the Acquisition, consisting of potential Earnout Payments, may be converted into shares of the Common Stock. The number of shares of Common Stock issued as consideration in the Acquisition may surpass, in the aggregate, 5% of the total number of shares of Common Stock outstanding as of the date of the Agreement, but shall not exceed 19.9% of such number of shares. All of the shares will be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On September 13, 2012, UniTek issued a press release announcing the Acquisition, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than November 30, 2012.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than November 30, 2012.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of September 14, 2012.*

10.1	Earnout Confirmation Agreement, dated as of September 14, 2012.

10.2	Term Loan Amendment, dated as of September 14, 2012.

10.3	Revolver Amendment, dated as of September 13, 2012.

99.1	Press Release, dated September 13, 2012.

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* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. UniTek undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: September 14, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of September 14, 2012.*

10.1	Earnout Confirmation Agreement, dated as of September 14, 2012.

10.2	Term Loan Amendment, dated as of September 14, 2012.

10.3	Revolver Amendment, dated as of September 13, 2012.

99.1	Press Release, dated September 13, 2012.

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* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. UniTek undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.